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                                                                  EXHIBIT 99
                                                                  ----------

[ZOLTEK logo]

FOR IMMEDIATE RELEASE                             NASDAQ NMS SYMBOL: "ZOLT"
---------------------                             -------------------------

                    ZOLTEK REPORTS THIRD QUARTER RESULTS
                    ------------------------------------

         ST. LOUIS, MISSOURI -- AUGUST 10, 2005 -- Zoltek Companies, Inc.
today reported its results for the third quarter of its 2005 fiscal year.

         For the three months ended June 30, Zoltek reported net sales of $19.7 million. That represented an increase of 25% from net sales of $15.8 million in the second quarter of the current year and of 48% from net sales of $13.3 million in fiscal 2004's third quarter. In the latest quarter, Zoltek incurred an operating loss of $1.2 million, compared to an operating loss of $2.0 million in the immediately preceding quarter this year and an operating loss of $646,000 in the third quarter of fiscal 2004.

         "Despite some lingering startup problems in Abilene, we are making good progress on every front toward meeting our objective of combining rapid growth with solid profitability," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "That is most evident in the large gain in sales and the significant reduction in our operating loss from the second to the third quarter of this year. Over the past two quarters, we have been successful in restarting all five of our carbon fiber production lines in Abilene, Texas. We are now on our way to achieving a high production rate of our total worldwide rated capacity - including facilities in Texas and Missouri in the United States and our facilities in Hungary. Our expansion plan for later this year and early next is also on target to put in place an additional 1,000 tons of Panex(R) carbon fiber and 2,000 tons of Pyron(R) oxidized tow annual capacity in September and October, with corresponding increases in our ability to produce precursor or raw material. Right now, the only practical limitation on our sales is our ability to produce. Based on the current order book, we have customers waiting for every increase in production that we plan to make in the next two years."

         During the third quarter, the Company had significant increases in sales of carbon fibers to large customers in the wind energy business and of technical fibers used in the production of advanced aircraft braking systems. "Wind energy is now well established as the first major commercial application for low-cost, high-quality carbon fibers, but deep-sea drilling and exploration and automobiles are not far behind," Rumy said. "We expect these industries to be the next breakthrough application in the commercial carbon fiber market."


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[ZOLTEK logo]
Zoltek Reports Third Quarter Results
Page 2
August 10, 2005


         As stated in a previous press release on May 20, 2005 (available at www.zoltek.com), due to unexpected accounting change related to derivative liabilities that could cause wide swing in reported results that have no bearing on cash flows or underlying business fundamentals, the Company focuses on operating income rather than net income as the benchmark for chartering financial performance trends.

         Zoltek Companies, Inc. will host a conference call to review third quarter 2005 results and answer questions on Friday, August 12, at 10:00 am
CT. The conference dial-in number is (719) 457-2617. The confirmation code is 3094133. Individuals who wish to participate should dial in 5 minutes prior to the scheduled start time.


                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers;
successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.



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[ZOLTEK logo]
Zoltek Reports Third Quarter Results
Page 3
August 10, 2005

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                                         ZOLTEK COMPANIES, INC.
                                       SUMMARY FINANCIAL RESULTS
                              (Amounts In Thousands Except Per Share Data)

                                                                                 Three Months Ended
                                                                                       June 30
                                                                                2005              2004
                                                                              --------------------------
Net sales.................................................................    $ 19,705          $ 13,285
Cost of sales, excluding available unused capacity costs..................      17,865            10,869
Available unused capacity costs...........................................         704               952
Application and development costs.........................................         835               786
Operating loss from continuing operations.................................      (1,230)             (646)
Interest expense and amortization of financing fees and debt discount.....      (2,988)           (1,928)
Gain on value of warrants and conversion feature..........................       4,502             4,627
Income tax expense........................................................         212               135
Net income (loss) from continuing operations..............................      (1,302)            2,039
Net loss from discontinued operations, net of taxes.......................        (166)           (1,286)
Net income (loss).........................................................      (1,468)              753
Net income (loss) per share:
     Basic income (loss) per share:
          Continuing operations...........................................    $  (0.07)         $   0.12
          Discontinued operations.........................................       (0.01)            (0.08)
                                                                              --------          --------
                Total.....................................................    $  (0.08)         $   0.04
                                                                              ========          ========
Weighted average common shares outstanding - basic........................      18,888            16,407

                                                                                  Nine Months Ended
                                                                                       June 30
                                                                                2005              2004
                                                                              --------------------------
Net sales.................................................................    $ 48,996          $ 32,974
Cost of sales, excluding available unused capacity costs..................      45,122            27,396
Available unused capacity costs...........................................       1,753             3,638
Application and development costs.........................................       2,487             2,290
Operating loss from continuing operations.................................      (4,921)           (4,615)
Interest expense and amortization of financing fees and debt discount.....      (9,605)           (3,788)
Loss on value of warrants and conversion feature..........................     (11,924)             (947)
Income tax expense........................................................         431               324
Net loss from continuing operations.......................................     (28,653)           (9,712)
Net loss from discontinued operations, net of taxes.......................        (633)           (2,923)
Net loss..................................................................     (29,286)          (12,635)
Net income (loss) per share:
     Basic income (loss) per share:
          Continuing operations...........................................    $  (1.62)         $  (0.59)
          Discontinued operations.........................................       (0.04)            (0.18)
                                                                              --------          --------
                Total.....................................................    $  (1.66)         $  (0.77)
                                                                              ========          ========
Weighted average common shares outstanding - basic........................      17,701            16,353